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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                                   -----------


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                                  JULY 13, 2004
                Date of Report (Date of earliest event reported)



                               APPLERA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



          DELAWARE                         1-4389                06-1534213
(State or Other Jurisdiction            (Commission            (IRS Employer
     of Incorporation)                    File No.)          Identification No.)



                                  301 MERRITT 7
                           NORWALK, CONNECTICUT 06851
          (Address of Principal Executive Offices, Including Zip Code)


                                 (203) 840-2000
              (Registrant's telephone number, including area code)




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ITEM 9.  REGULATION FD DISCLOSURE.

As previously disclosed, the Applied Biosystems Group of Applera Corporation (the "Group") has been conducting, since early in calendar 2004, a strategic and operational review designed to improve the Group's operating performance. A significant portion of this review has been focused on the Group's organizational effectiveness. On July 13, 2004, a new organization structure was announced to employees. The new organization, which is expected to be substantially phased in by the end of the current fiscal quarter, will create four business divisions, each led by a Division President. Unlike the current functionally-based organization, each division will include sales and dedicated Product Development (PRD)/Advanced Manufacturing (AMD) resources, as well as product line and marketing management. The Group believes this organizational design will give Division Presidents responsibility and accountability for their division's business plans, P&L and performance.

The four new business divisions are:

o MOLECULAR BIOLOGY, which encompasses DNA Sequencing, Real-Time PCR (previously referred to as Sequence Detection) Systems, microarrays, core PCR, and DNA synthesis, will be led on an interim basis by Executive Vice President Catherine Burzik while a search is conducted for the Division President;
o PROTEOMICS AND SMALL MOLECULES will be led by Division President Laura Lauman, who has managed these product lines since 2002;
o APPLIED MARKETS, which includes forensics and other human identification products and market opportunities in biosecurity, food/agriculture and environment, will be led by Division President Mark Stevenson. Previously, Mr. Stevenson was vice president and general manager of Applied Biosystems Japan; and
o SERVICE, which will include the Group's LIMS (Laboratory Information Management Systems), will be led by Division President Mike Schneider, who has been responsible for worldwide service since joining the Group in February, 2004.

The intention is to provide the new business divisions with the focused resources, decision authority, and accountability that we believe they need to drive business planning and performance. The Group is making other organizational changes, including the creation of cross-divisional functions, intended to support execution of current business strategy. These changes include: more closely aligning Global Operations with the new divisions; establishing a Shared Commercial Operations organization to develop sales and marketing tools that will be shared by all the divisions; and creating an iScience Solutions team with responsibility to drive the Group's integrated science product suites for the developing market generally known as systems biology.

To help achieve its longer-term growth goals and maintain its technology leadership, during fiscal 2004 the Group created an Advanced Research and Technology unit to investigate and incubate breakthrough technologies. Also during fiscal 2004, the Group made the decision to expand its Strategy and Planning function to add additional strategic focus on new market opportunities and cross-division initiatives and to manage the Group-wide business development strategic planning process. As part of the new organization structure announced today, another new unit will have responsibility to incubate new businesses in new or underserved markets.


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Another action related to the strategic and operational review was the elimination, effective in the first quarter of fiscal 2005, of approximately 145 positions within the Group, or about 3.5 percent of its work force of approximately 4,400. A majority of the eliminated positions were in research and development, but other eliminated positions were in sales, manufacturing, product management, and other functions. Most affected positions were in the Group's Foster City, California headquarters location, though some were at other sites. The staff reductions were intended to better align the Group's resources with anticipated business opportunities.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     APPLERA CORPORATION


                                     By:       /s/ Dennis L. Winger
                                         ------------------------------
                                         Dennis L. Winger
                                         Senior Vice President and
                                         Chief Financial Officer








Dated:  July 13, 2004